UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-14714 (Commission File Number)	62-0873631 (IRS Employer Identification No.)
1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (423) 899-5898
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE
EXHIBIT INDEX
AMENDMENT NUMBER 2 TO THE ASTEC INDUSTRIES, INC. 1998 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

Item 1.01. Entry into a Material Definitive Agreement.
     Astec Industries, Inc. maintains the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan (the “Director Plan”), under which the Company’s non-employee directors may elect to receive annual retainers in the form of cash, common stock, deferred common stock or stock options. On February 21, 2006, the Compensation Committee of the Board of Directors adopted an amendment (the “Amendment”) to the Director Plan to provide that to the extent non-employee directors elect to receive their annual retainer in the form of stock options from and after August 1, 2004 (the effective expiration of the grandfathered status of the Director Plan under Nasdaq shareholder approval rules), such options will be granted under the Astec Industries, Inc. 1998 Long-Term Incentive Plan, or any subsequent equity incentive plan approved by the Company’s shareholders for the grant of options to its employees and directors. Pursuant to the Amendment, the Director Plan will not serve as a separate source for the grant of stock options after August 1, 2004. The Amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.
Date: February 21, 2006	By:	/s/ Albert E. Guth
Albert E. Guth
Group Vice President, Administration and Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amendment Number 2 to the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan